Business Update December 5, 2014 Business Update December 10, 2014 Exhibit 99.1

2 Safe Harbor Statement This presentation contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations and statements about the effect of our strategic initiatives on our future financial results and, with respect to fourth quarter of fiscal year 2014 and fiscal 2015, expectations and projections regarding estimated expense reductions, average store sales, total store sales, inventory levels and gross margin, among other metrics, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms. Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our cash inflows and outflows, operating cash flows, and current or future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this presentation only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2013 Annual Report on Form 10-K, filed with the SEC on March 27, 2014, our Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2014, August 14, 2014 and November 6, 2014, and our other periodic filings with the SEC from time to time, as well as the following risks and uncertainties: (a) the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as significant weather events, current macro economic conditions, high unemployment, continuing heavy promotional activity in the retail market place, and competitive conditions, and the possibility of a lower than expected customer response; (b) expectations regarding our ability to continue as a going concern; (c) our ability to maintain the required base amount of unrestricted cash to eliminate the existing cash dominion event, or otherwise trigger an event of default under the terms of our senior credit facility, as amended; (d) our failure to register our common stock under the Registration Rights Agreement, resulting in material penalties related to our Subordinated Secured Convertible Notes; (e) a sale or issuance of our common stock at a price less than the conversion price under the Subordinated Secured Convertible Notes agreement triggering an anti-dilution provision; (f) the potential for acceleration of any of our indebtedness, the potential that cross-default provisions under our first lien credit facility and second lien note instruments could be triggered, as well as any trigger by an event of default of cash dominion provisions under our first lien credit facility; (g) our ability to obtain financing or to generate sufficient cash flows to support operations; (h) our ability to identify and respond to new and changing fashion trends, customer preferences and other related factors; (i) the dislocation of customers that may occur as a result of strategic changes to marketing or merchandise selections; (j) failure to successfully execute marketing initiatives to drive core customers into our stores and to our website; (k) failure to successfully execute our growth strategy; (l) changes in consumer spending and general economic conditions; (m) changes in Federal and state tax policy on our customers; (n) changes in the competitive environment in our industry and the markets we serve, including increased competition from other retailers; (o) failure of our stores to achieve sales and operating levels consistent with our expectations; (p) failure to successfully execute our direct business unit initiatives; (q) our dependence on a strong brand image; (r) failure of our information technology systems to support our business; (s) failure to successfully integrate new information technology systems to support our business; (t) our dependence upon key executive management or our inability to hire or retain additional personnel; (u) changes in payments terms, including reduced credit limits and/or requirements to provide advance payments to our vendors; (v) disruptions in our supply chain and distribution facility; (w) our reliance upon independent third-party transportation providers for all of our product shipments; (x) hurricanes, natural disasters, unusually adverse weather conditions, boycotts and unanticipated events; (y) the seasonality of our business; (z) increases in the costs of fuel, or other energy, transportation or utilities costs as well as in the costs of raw materials, labor and employment; (aa) the impact of governmental laws and regulations, including tax policy, and the outcomes of legal proceedings; (bb) restrictions imposed by lease obligations on our current and future operations; (cc) our ability to resolve the Imeson lease on terms that are favorable to us; (dd) our failure to maintain effective internal controls; and (dd) our inability to protect our trademarks or other intellectual property rights. Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.bodycentral.com under “Investor Relations.” You are urged to carefully consider all such factors. The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this presentation, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this presentation, such statements or disclosures will be deemed to modify or supersede such statements in this presentation. 2

3 Brand Overview • Body Central is a sexy brand with a clearly defined niche in the Girls-Night-Out scene for the customer that loves Fiercely Flirty Fashion at an everyday value price. • The brand attracts body-conscious, fashion forward customers of diverse cultural backgrounds. • The extensive product offering includes:  Nightlife, Dressy & Active lifestyles  Focus on the entire outfit  Significant accessories component  Exclusive labels complimented with a select branded assortment • Multi-channel operator of 271 stores located in 28 states (as of December 9, 2014) 3

4 Business Objective We are focused on building long-term value by repositioning our operations and focus on our founding core values that featured Nightlife product, trend-right fashion and a flattering fit at affordable prices. We believe the focus and execution of the following initiatives are critical to achieving our goal:  Customer Focus and Nightlife positioning  Merchandise Fundamentals  Inventory Velocity  Expense Reduction and Operational Efficiencies  Real Estate Optimization Program  Board, Management, Governance and Shareholder Alignment 4

5 Differentiating Body Central as the Nightlife Destination 5 • Merchandise Differentiation  Assortments that are focused on Nightlife product that meet our customers desire for fashion: • She wants to wear the latest trends to get noticed.  Faster Fashion at a value price: • More freshness versus more depth in choices, as she shops often and does not want to look like everyone else. • She knows the value of product and expects more basic choices to be competitively priced, while paying more for unique fashion choices. • Shopping Experiences that Bring the Product to Life  In-Store Experience: • Use of windows and easels to communicate trend and value messaging to entice our customers to come in, with email, text and social media leveraged to drive engagement. • Keeping Nightlife and Night Out product at the front of the store, re-merchandised weekly to show the latest trends. • A customer experience to get the styling advice she needs with a focus on outfitting the look.  On-Line Experience: • Assortment aligned to the store product, with additional choices not available in all stores. • An enhanced Social presence that brings the brand to life, speaking to her about the latest trends, fashion, and events that are relevant to her lifestyle. • Site improvements that improve the shopping experience, ease of navigation, and category focus that compliments how she searches and shops online.

6 Customer Focus and Nightlife Positioning 6 • Objective:  Enhance fashion trend assortment and presentation with an emphasis on our Nightlife offering  Leverage storefronts, signing and technology to win back our target customer  Incentivize our store teams to deliver results • Action Plan:  Relayed store merchandise to feature Nightlife in front 1/3 of the store, fashion-active in the middle 1/3, and accessories-clearance in the back 1/3 of the store  Utilize text messaging offers, hosting VIP events, and rolling out loyalty programs such as “Body Bucks”  Enhanced window displays to focus on must-have fashion of the moment complemented by lead table changes  Customer Service model simplified to increase customer focus and decrease task focus  Launched a comprehensive store-level incentive plan which includes weekly cash rewards for store management and non-cash incentives for remaining store associates

7 Merchandising Fundamentals • Objective:  Reposition offering to be more fashion forward  Sharpen opening price points to promote first price sell-throughs and lower markdown requirements  Decrease clearance component of total merchandise  Reduce SKU/style inventory stocking depth  Expand styles and impression of exclusivity • Action Plan:  Increase our Nightlife offering to a target 40% of our Apparel offering. We believe increasing the percentage of our Nightlife offering will set us apart from our competition.  Unit depth by style was reduced by 27% in our two largest apparel categories of Tops and Dresses as compared to Q3 2013. We have reduced minimum order quantities and believe this is a key to increase freshness and more optimal inventory flow.  Established a pricing philosophy to ensure our opening price points provide compelling everyday value for our customers.  Clearance inventory has been reduced from 34% to 25% of total inventory from July to September of 2014 with further reductions planned. We believe this lowers our risk of carrying stale goods and incentivizes our customers to shop us often. 7

8 Inventory Velocity • Objective:  Refine metrics related to inventory planning and allocation  Increase velocity/turns to promote freshness and decrease risk  Improve margin performance through lower markdown requirements • Results (Q3 2014):  Total balance sheet inventory deliberately reduced 50% from last year to increase freshness and reduce risk of obsolescence.  Per store inventory dollars reduced by 43% from last year  Per store inventory units reduced by 32% from last year  Gross Profit rate increased 390 bps from last year driven by a 540 bps increase to merchandise margin from a reduction of markdowns taken, offset by 150 bps increase in capitalized expenses as a percent to sales 8 2011 2012 2013 1H2014 3Q2014 Inventory Turns 5.7x 4.3x 3.1x 3.8x 4.4x Payables as a % of inventory 78% 60% 48% 24% 16%

BODY CENTRAL

Expense Cuts & Operational Efficiencies

- **Objective:**
  - Rightsize corporate headcount
  - Reduce third party advisors and professional relationships
  - Mitigate lease obligation related to vacant Distribution Center/Office complex (One Imeson)
  - Align store payroll expense to current trends
  - Reduce non-payroll expense at Corporate & Stores
  - Refocus initiatives to drive results

	SG&A	% of Sales
2011	$66.8mm	22.5%
2012	$74.7mm	24.0%
2013	$94.9mm	33.5%
1H14	$48.7 mm	41.9%
3Q14	$17.3 mm	39.8%

- **Results:**
  - Q3 2014 SG&A reduced by $7.2 mm from prior year (and $8.0 mm from Q2 2014).
    - Corporate expenses were reduced $4.7 mm, driven by a $1.7 mm payroll reduction (24% headcount reduction from March 2014), and $3.0 mm reduction in non-payroll categories.
    - Store expenses were reduced by $2.5 mm, driven by a $1.3 mm payroll reduction, with the balance coming from non-payroll categories.
  - Discontinued use of third-party financial and strategic advisors. Replaced legal advisors and public accounting firm with lower cost, more suitable providers.
  - Reduced travel expense and closed NYC satellite office.
  - Selected property broker to market vacant One Imeson facility.
  - Negotiating recapture agreement with One Imeson landlord to reduce future liability by $2.0 mm through a partial return of Body Central's leased space.

9

10 Real Estate Optimization Plan • Objective:  Improve stores’ 4-Wall profit performance  Ongoing strategic review by store/market for profitability enhancements and potential expansion.  Leverage internal resources and third-party expertise to reduce rent liability and/or exit stores when appropriate. • Results:  We expect to close 28 stores in 2014 that have an approximate $1.4 mm EBITDA loss. 23 stores have been closed year-to-date and 5 more planned to close by year-end.  We expect to close approximately 50 stores in 2015 based on performance, lease terminations and landlord negotiations. This group currently represents an approximate $1.0 mm EBITDA loss.  We have thus far negotiated $2.4 mm in fiscal 2015 rent savings for continuing stores, and $5.3 mm total through 2018. 10

11 Real Estate Climate and Opportunities • Climate:  Oversaturation of new malls  Underperformance of competitive fashion retailers and mall retailers in general  Landlords are concerned about vacant space and pending store closings.  Landlords are particularly concerned about possible announcements from additional retailers. • Opportunity:  Communicate Body Central business improvement plan to landlords and negotiate significant rent reductions on low performing stores otherwise slated to close upon forthcoming lease termination dates • Example / Recent Success:  Body Central location “A” had a marginally negative store EBITDA of -1%, or -$6,578 on a TTM basis.  Body Central negotiated a $0 (Zero) rent plus CAMs and insurance for 6 months for location “A” as the landlord was more motivated to keep a retailer with future potential, than face a vacant space.  The projected result for location “A” is an annualized EBITDA contribution of approximately $75,000, with an opportunity to negotiate a longer-term deal with preferable rent as we continue to execute our business improvement initiatives. 11

12 Board, Management, Governance and Shareholder Alignment • Objective:  Focus organization on key strategies of merchandise differentiation, customer experience and financial accountability.  Install planning and financial discipline throughout the organization.  Enhance Board oversight of improvement initiatives. • Results:  Deployed a more highly-integrated planning process  Reduced senior leadership group by 8 people, or 40% since the start of 2014  Hired new CFO with strong track record  Hired new President/CEO with specialty retail experience, following retirement of CEO  New Board Member added with extensive specialty retail experience  Introduced significant performance based equity awards for senior management  Approved Employee Stock Purchase Plan  Aligned Shareholders and Board by: ― Eliminating classified Board ― Eliminating super majority voting requirements ― Reducing requirements to call Special Meetings and Stockholder action through written consent 12

13 Organization Update Rick Walters Appointed Chief Financial Officer 6/30/14: Former CFO recruited back by new Board during recent recapitalization. Mr. Walters was a key architect to the Company’s success from 2007 to 2011, and is currently tasked to lead expense reduction initiatives and the transformation of our inventory strategy. Mr. Walters will also facilitate communication of key business initiatives with our vendors, factors, lenders and investors. New CFO’s base salary is 25% less than former CFO. Ben Rosenfeld Appointed President and CEO 11/5/14: Strong business acumen with particular expertise in operations, ecommerce and performance improvement through progressive experience in a breadth of retail concepts. New CEO’s base salary is 25% less than retiring CEO. 13

14 Competitive Landscape • Marketplace showing signs of significant difficulty for a number of well-known competitors caused by:  Not enough differentiation  Too many players  Lack of preparation for economic downturn • The number of players forced to file Chapter 11 has increased: ― dELiA*s ― Ashley Stewart ― Mexx ― Dots ― Deb Shops ― Mandee’s / Annie Sez ― Love Culture ― Fashion Bug ― Coldwater Creek • We believe Body Central has positioned itself to improve performance, increase customer traffic and improve cash flow by:  Increasing Nightlife content and increasing freshness  Dramatically reducing operating expenses  Reducing inventory levels and SKU/style depth to focus on consistent flow  Rationalizing our store base and opportunistically re-negotiating store leases 14

15 Summary of Initiatives & Improvements • Inventory Initiatives:  Inventory at the end of Q3 2014 was down approximately 22% from Q2 and down 50% from Q3 last year as we repositioned for quicker turns.  This trend will continue into the first half of 2015 and is expected to stabilize in the second half of the year as we anniversary our strategy of repositioning our inventory for faster turns.  While we have reduced our inventory levels to flow goods quickly, receipts are what drive sales, not inventory levels. This is a key concept. Receipts are the currency of the inventory, and it will be the freshness of receipts which drives sales. • Gross Margin Initiatives:  We realized a Q3 2014 540 bps improvement in our merchandise margins from last year, driven by lower markdowns as we implemented our strategy of sharpening our opening price points to promote first price sell-throughs.  We believe reducing inventory will support improved receipt flow, and prospectively improve the level of markdowns and clearance product, yielding targeted higher gross profit margins over time.  We will continue to focus on improving inventory turns, increasing first price sell- throughs, lowering markdowns and keeping opening prices sharp. 15

16 Summary of Improvements (continued) • Expense Reductions:  During Q3, in addition to the $7.2M SG&A reduction in our operating expenses, we also realized a $1.6M reduction in our store occupancy, distribution, buying and freight costs from cost savings initiatives.  We expect to see similar year over year reductions Q4 2014.  For 2015, we expect to see additional year over year improvements in our SG&A, and other expenses recorded to cost of goods sold (COGS), as we realize savings from a number of areas including the following estimated savings: Estimated SG&A and COGs Reductions ― Store rent savings (for ongoing stores) $2.4 mm ― Store Payroll improvements $2.7 mm ― Professional expense savings $5.5 mm ― Reduction in corporate workforce savings $4.5 mm ― Expense reductions from store closings $11.3 mm ― All other expense areas $4.0 mm Total $30.4 mm 16

17 Summary of Improvements (continued) • Expense Reductions (continued):  In addition to these areas, we will realize additional savings from no longer producing and distributing catalogs as we transition our Direct Business to a full Omni-channel platform.  Taking into account the savings realized from Q3 2014, along with projected future savings, we project over $45 mm in 2015 savings to our expense structure as compared to Q2 2014 annualized expense run rates.  As a result of these initiatives, we expect to see 2015 year over year improvements in our SG&A expenses as a percentage of sales in the mid-to-high single digit range. 17

18 Store Metrics and Near-term Goals 18 Key Metrics RTM June 28, 2014 FY 2014 (projected) FY 2015 (projected) Average Store Sales (thousands) $777 $690 $770 Merchandise GM % 46.0% 50.0% 51.5% Store Contribution (4-wall EBITDA) 1.7% 1.9% 10.0% Store Count (EOY) 275 268 218

19 Guidance and Financial Outlook 19 Key Metrics RTM June 28, 2014 (actual) Q4 2014 (projected) FY 2015 (projected) Store Sales (millions) $221.8 $40 to $43 $175 to $185 Direct Business Sales (millions) $21.4 $3.0 to $3.5 $18 to $22 Gross Profit GM % 21.6% 27.5% to 29.0% 32% to 34% SG&A $ (millions) $99 $19 to $20 $61 to $63

20 Additional Updates • We expect 2014 year-end, per store average inventory to be down approximately 50% compared to the prior year. Longer term, we expect per store inventory to remain at these levels as we execute our plans for quicker turns. • We anticipate increasing our accounts payable balance modestly over time as we continue to demonstrate the viability of our concept to our merchandise vendors and other business constituents. • The Company is focused on pursuing business improvements seeking to reverse trends in cash usage. In addition, the Company intends to continue to pursue several non-operating initiatives with a goal of improving cash flows:  The Company will seek tax refund carrybacks in Q1 2015 that are anticipated to be approximately $2.5 million.  The Company continues to liquidate its unused distribution equipment that is expected to yield approximately $500,000 in incremental sale proceeds.  The Company has engaged a commercial real estate broker to pursue sublet opportunities of the vacant One Imeson property. 20

Thank You The End

22 Q3 2014 Results of Operations • Operating Loss change was driven by 390 basis point Gross Profit improvement and $7.2 mm SG&A expense reduction from last year. 22 The following information provides a reconciliation of a non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP. The company has provided this information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with the GAAP financial measures. This non-GAAP financial measure may differ from similar measures used by other companies. September 27, 2014 September 28, 2013 Net revenues 43,420$ 60,833$ Cost of goods sold, including occupancy, buying, distribution center and catalog costs 33,785 49,692 Gross profit 9,635 11,141 Gross profit % 22.2% 18.3% Selling, general and administrative expenses 17,276 24,480 Dep e iation and amortization 2,270 2,154 I pairm n of d preciable long-lived assets 9,313 - Impairment of trade name 5,110 - Loss from operations, as reported (24,334) (15,493) Less impairments 14,423 - Adjusted loss from operations (9,911)$ (15,493)$ Thirteen Weeks Ended (in thousands) Merchandise Margin % +540 bps and Gross Profit % + 390 bps SG&A reduced by $7.2mm or 29% from prior year Ongoing transition to increase Nightlife focus, reduce SKU depth and increase freshness Addendum